Sheet1

ML California Municipal Series Trust
Series Number: 1
File Number: 811-4264
CIK Number: 765199
Merrill Lynch California Municipal Bond Fund
For the Period Ending: 02/28/2001

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the six-months ended February 28, 2001.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

01/30/2001	$1,500	CAL HSG FIN AGY REV	5.00%	02/01/2026

ML California Municipal Series Trust
Series Number: 1
File Number: 811-4264
CIK Number: 765199
Merrill Lynch California Municipal Bond Fund
For the Period Ending: 02/28/2001

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the six-months ended February 28, 2001.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

01/30/2001	$1,500	CAL HSG FIN AGY REV	5.00%	02/01/2026

Last Updated on 04/25/2001
By Karen Lang